LETTER OF TRANSMITTAL

To Accompany Shares of Common Stock
or Transmittal of Uncertificated Shares

OF

The Singapore Fund, Inc.

Tendered for Purchase Pursuant to the Offer
Dated February 14, 2012

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE ON March 14, 2012, AT 11:59 P.M.,
NEW YORK CITY TIME, UNLESS THE OFFER IS EXTENDED ("EXPIRATION DATE").

THE COLBENT CORPORATION, DEPOSITARY:
INFORMATION REGARDING PARTICIPATION BY MAIL, COURIER, OR BY HAND

Delivery by First Class Mail:	Delivery by Registered, Certified or Express Mail or Overnight Courier:	Delivery by Hand (between 9:00 a.m. and 5:00 p.m. New York City time):

The Colbent Corporation The Singapore Fund Tender Offer Attn: Corporate Actions PO Box 859208 Braintree, MA 02185-9208	The Colbent Corporation The Singapore Fund Tender Offer Attn: Corporate Actions 161 Bay State Road Braintree, MA 02184	The Colbent Corporation The Singapore Fund Tender Offer Attn: Corporate Actions 161 Bay State Road Braintree, MA 02184

Facsimile No. for Notice of Guaranteed Delivery:
781-930-4939

Facsimile No. for Notice of Guaranteed Delivery Confirmation:
781-930-4900

DESCRIPTION OF SHARES TENDERED FOR PURCHASE
(See Instructions 4 and 5)

Name(s) and Address(es) of Registered Holder(s) Please Fill in Exactly as Name(s) Appear(s) on Certificate	Certificate(s) Tendered for Purchase (Please include Shares held in dividend reinvestment plan) (Attach additional signed list, if necessary)
	Share Certificate Number(s)*	Total Number of Shares Tendered By Certificate(s)**	Dividend Reinvestment Shares Represented
Total Shares Tendered for Purchase

  *  Need not be completed by Book-Entry Stockholders.

  **  Unless otherwise indicated, it will be assumed that all Shares evidenced by any certificates delivered to the Depositary are being tendered for purchase See Instruction 2.

☐   If any of your certificates have been mutilated, lost, stolen or destroyed, check here and see instruction 3.

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN THAT LISTED ABOVE IS NOT A VALID DELIVERY TO THE DEPOSITARY. YOU MUST ALSO SIGN THIS LETTER OF TRANSMITTAL IN THE APPROPRIATE SPACE PROVIDED BELOW AND COMPLETE THE APPROPRIATE SUBSTITUTE FORM W-9 OR W-8, AS APPLICABLE, SET FORTH BELOW. THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED. THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL, THE CERTIFICATES FOR SHARES AND ALL OTHER REQUIRED DOCUMENTS, IS AT THE OPTION AND RISK OF THE PARTICIPATING STOCKHOLDER, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE DEPOSITARY. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. THE PARTICIPATING STOCKHOLDER HAS THE RESPONSIBILITY TO CAUSE THE LETTER OF TRANSMITTAL, CERTIFICATES AND OTHER DOCUMENTS TO BE TIMELY DELIVERED.

This Letter of Transmittal is to be used (a) if you desire to present your shares for participation in the Offer (as defined in the Offer to Repurchase dated February 14, 2012) yourself, (b) if uncertificated shares held by the Fund's transfer agent pursuant to the Fund's dividend reinvestment plan are to be submitted, or (c) if tenders are to be made by book-entry transfer to any of the accounts maintained by the Depositary at the Depositary Trust Company ("DTC"). To participate in the Offer, a properly completed and executed Letter of Transmittal (or photocopy bearing original signature(s) and any required signature guarantees), any certificates representing shares tendered for purchase, and any other documents required by this Letter of Transmittal should be mailed or delivered to the Depositary at the appropriate address set forth above and must be received by the Depositary prior to 11:59 p.m., New York City time, on March 14, 2012 (the "Expiration Date"), unless the party tendering shares for purchase has satisfied the conditions for guaranteed delivery described in Section 5 of the Offer to Repurchase dated February 14, 2012. Stockholders may be charged a fee by a broker, dealer or other institution for processing their request to tender their shares and/or establishing a securities account directly with the Central Depository in Singapore, the Central Depository (Pte) Limited (the "CDP"), or indirectly through a Singapore securities broker or depository agent or through a custodial account with a Singaporean bank capable of receiving and holding the proceeds of the Offer. Delivery of documents to a book-entry transfer facility does not constitute delivery to the Depositary.

Stockholders whose certificates are not immediately available or who cannot deliver certificates for shares (other than uncertificated shares held by the Fund's transfer agent pursuant to the Fund's dividend reinvestment plan) or deliver confirmation of the book-entry transfer of their shares into the Depositary's account at DTC and all other documents required hereby to the Depositary prior to 11:59 p.m., New York City time, on the Expiration Date may nevertheless tender their shares for purchase according to the Guaranteed Delivery procedures set forth in Section 5 of the Offer to Repurchase.

Ladies and Gentlemen:

The person(s) signing this Letter of Transmittal ("Signor" or "Stockholder") hereby expresses a desire to participate in the Offer and hereby requests the purchase by The Singapore Fund, Inc. ("Fund") of the shares of common stock described in "Description of Shares Tendered for Purchase," par value $0.01 per share ("Shares") of the Fund, in exchange for a pro-rata portion of each of the securities (other than (i) securities that, if distributed, would be required to be registered under the Securities Act of 1933, as amended (the "1933 Act"), (ii) securities issued by entities in countries that restrict or prohibit the holdings of securities by non-residents other than through qualified investment vehicles, or whose distribution would otherwise be contrary to applicable local rules and regulations, and (iii) certain portfolio assets, such as derivative instruments or repurchase agreements, that involve the assumption of contractual obligations, require special trading facilities, or can only be traded with the counterparty to the asset) held in the Fund's investment portfolio (the "Portfolio Securities"), subject to adjustment for fractional shares and Odd Lots (as defined below) of Portfolio Securities, and cash held in the Fund's investment portfolio at the close of business on the Expiration Date. The consideration to be paid for each Share of the Fund tendered and accepted by the Fund for repurchase will be equal to 99% of the net asset value per Share as of the close of the regular trading session of the New York Stock Exchange (the "NYSE") on the business day immediately following the Expiration Date. This Letter of Transmittal is subject to the terms and conditions described in the Offer to Repurchase dated February 14, 2012 (which Offer to Repurchase and Letter of Transmittal together are referred to in these documents as "Offer Documents"). Receipt of the Offer Documents are acknowledged by the Signor.

As described in the Offer to Repurchase, the Fund will pay cash with respect to each Portfolio Security as to which a Stockholder would receive a distribution of fewer than 1,000 shares (an "Odd Lot") of that Portfolio Security. Due to the large size of the conventional minimum trading threshold in Singapore, the Fund expects that all participating stockholders will receive at least some cash with respect to each Portfolio Security allocated in the Offer. The Fund expects that any Stockholder that tenders fewer than 2,500 Shares (each, a "Small Tenderer") would be allocated fewer than 1,000 shares with respect to each of the Portfolio Securities. Accordingly, Small Tenderers will not receive Portfolio Securities and will receive solely cash in exchange for their Shares in the Offer.

Unless the Signor is a Small Tenderer, or is submitting this Letter of Transmittal on behalf of beneficial owners who are each Small Tenderers, Signor must have established securities accounts directly with the CDP or indirectly through a Singaporean securities broker or depository agent or through a custodial account with a Singaporean bank capable of receiving and holding the Portfolio Securities ("Singapore Account") and provide information with respect to the Singapore Account at the time the Shares are tendered for purchase. Accordingly, unless Signor is a Small Tenderer or is submitting this Letter of Transmittal on behalf of beneficial owners who are each Small Tenderers, Signor must review and complete the "Supplemental Form for Receipt of Portfolio Securities" attached as Annex II to this Letter of Transmittal as a condition to participation in the Offer.

The Offer is not being made to, nor will the Fund accept tenders from, or on behalf of, owners of Shares in any jurisdiction in which the making of the Offer or its acceptance would not comply with the securities or "blue sky" laws of that jurisdiction. The Fund is not aware of any jurisdiction in which the making of the Offer or the acceptance of tenders of, purchase of, or payment for, Shares in accordance with the Offer would not be in compliance with the laws of such jurisdiction. The Fund, however, reserves the right to exclude stockholders in any jurisdiction in which it is asserted that the Offer cannot lawfully be made or tendered Shares cannot lawfully be accepted, purchased or paid for. So long as the Fund makes a good-faith effort to comply with any state law deemed applicable to the Offer, the Fund believes that the exclusion of stockholders residing in any such jurisdiction is permitted under Rule 13e-4(f)(9) promulgated under the Exchange Act. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on the Fund's behalf by one or more brokers or dealers licensed under the laws of such jurisdiction.

The Signor should recognize that there are expenses associated with participation in the Offer. Without consideration of any potential tax consequences to a stockholder of participation in the Offer, the actual per Share expenses for the Signor of participation in the Offer will depend on a number of factors, including the number of Shares purchased, the Fund's portfolio composition at the time, market conditions prevailing during the process, and the varying expenses associated with establishing the Singapore Account (if required), and/or enlisting the assistance of a U.S. bank or broker, which may charge a fee for submitting the documentation necessary for participation. The Offer will generally be a taxable transaction.

Subject to, and effective upon, acceptance for payment of, or payment for, Shares tendered by the Signor for purchase in accordance with the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms or conditions of any extension or amendment), the Signor hereby sells, assigns and transfers to, or upon the order of, the Fund all right, title and interest in and to all of the Shares that are being tendered for purchase as described in "Description of Shares Tendered for Purchase" that may be purchased by the Fund pursuant to the Offer (and any and all dividends and distributions in respect of such Shares on or after the Expiration Date) and the Signor irrevocably constitutes and appoints The Colbent Corporation ("Depositary") as the true and lawful agent and attorney-in-fact of the Signor with respect to such Shares (and any such dividends and distributions in respect of such Shares on or after the Expiration Date), with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to: (a) present certificate(s) for such Shares (and any such dividends and distributions in respect of such Shares on or after the Expiration Date), or transfer ownership of such Shares, together, in either such case, with all accompanying evidence of transfer and authenticity to or upon the order of the Fund; (b) present such Shares (and any such dividends and distributions in respect of such Shares on or after the Expiration Date), for transfer on the books of the Fund; and (c) receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares, all in accordance with the terms and conditions set forth in the Offer. Upon such acceptance for payment, all prior powers of attorney given by the tendering stockholder with respect to such Shares (and any such dividends and distributions) will, without further action, be revoked and no subsequent powers of attorney may be given by the tendering stockholder (and, if given, will not be effective).

The Signor hereby represents and warrants that: (a) the Signor has full power and authority to submit, sell, assign and transfer the Shares tendered for purchase (and any and all dividends and distributions in respect of such Shares on or after the Expiration Date); (b) when and to the extent the Fund accepts the Shares for purchase, the Fund will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges, proxies, encumbrances, or other obligations relating to their sale or transfer, and not subject to any adverse claim; (c) on request, the Signor will execute and deliver any additional documents deemed by the Depositary or the Fund to be necessary or desirable to complete the sale, assignment and transfer of the tendered Shares (and any and all dividends and distributions in respect of such Shares on or after the Expiration Date); and (d) the Signor has read and agreed to all of the terms of the Offer.

The name(s) and address(es) of the registered owner(s) should be printed as they appear on the registration of the Shares. If the Shares tendered for purchase are in certificate form, the certificate(s) representing such Shares must be returned together with this Letter of Transmittal.

The Signor recognizes that the Fund is offering to purchase up to 25% of its issued and outstanding Shares. The Signor further recognizes that if the number of Shares tendered for purchase exceeds the number of Shares which the Fund is offering to purchase, the Fund will purchase tendered Shares on a pro-rata basis.

The Signor recognizes that the Fund may, in its discretion, accept all Shares tendered by stockholders who own fewer than 100 Shares and tender all their Shares for purchase in this Offer, before pro-rating the Shares tendered by other stockholders.

The Signor recognizes that, under certain circumstances set forth in the Offer, the Fund may terminate or amend the Offer or may not be required to purchase any of the Shares tendered for purchase. In any such event, the Signor understands that certificate(s) for the Shares not purchased, if any, will be returned to the Signor at its registered address.

The Signor understands that acceptance of Shares by the Fund for purchase represents a binding agreement between the Signor and the Fund upon the terms and conditions of the Offer.

The Fund is not responsible for any errors or deficiencies in a submission and will not be verifying the accuracy of submissions.

All authority conferred or agreed to be conferred by this Letter of Transmittal shall survive the death or incapacity of the Signor and all obligations of the Signor under this Letter of Transmittal shall be binding upon the heirs, personal representatives, successors and assigns of the Signor. Except as stated in the Offer to Repurchase, the Stockholder's tender of Shares for purchase is irrevocable.

☐   CHECK HERE IF SHARES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE DEPOSITARY WITH THE BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING:

Name(s) of Institution Submitting Shares: ______________________________________________________________________

Account Number: ________________________________       Transaction Code Number: _______________________________

☐   CHECK HERE IF SHARES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE DEPOSITARY AND COMPLETE THE FOLLOWING:

Name(s) of Registered Holder(s): _____________________________________________________________________________

Window Ticket Number (if any): ______________________________________________________________________________

Date of Execution of Notice of Guaranteed Delivery: _____________________________________________________________

Name of Eligible Institution which Guaranteed Delivery: _________________________________________________________

DTC Participant Number (if delivered by book-entry transfer): ____________________________________________________

OWNERS OF FEWER THAN 100 SHARES

(See Instruction 11)

This Section is to be completed ONLY if Shares are being tendered by or on behalf of a person owning beneficially or of record an aggregate of fewer than 100 shares. The undersigned either (check only one box):

☐   Is the beneficial or record owner of an aggregate of fewer than 100 Shares, all of which are being tendered; or

☐   Is a broker, dealer, commercial bank, trust company or other nominee that (a) is tendering Shares with respect to which it is the record holder on behalf of the beneficial owner(s) thereof, and (b) believes, based upon representations made to it by such beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 Shares and is tendering all of such Shares;

and, in either case, hereby represents that the above indicated information is true and correct as to the undersigned.

SIGN HERE
(IMPORTANT: COMPLETE AND SIGN THE SUBSTITUTE FORM W-9 HEREIN)

_______________________________________________________________________________________

_______________________________________________________________________________________

(Signature(s) of Stockholder(s))

Dated: _____________________________ , 20__

(Must be signed by the registered holder(s) exactly as name(s) appear(s) on certificate(s) for the Shares or on a security position listing or by person(s) authorized to become registered holder(s) by certificate(s) and documents transmitted herewith. If signature is by attorney-in-fact, executor, administrator, trustee, guardian, agent, officer of a corporation or another person acting in a fiduciary or representative capacity, please provide the following information. See Instruction 5.)

Name(s) _______________________________________________________________________________

_______________________________________________________________________________________

(Please Print)

Capacity (Full Title) _____________________________________________________________________

Address _______________________________________________________________________________

_______________________________________________________________________________________

City	State	Zip Code

Area Code and Telephone Number __________________________________________________________

Employer Identification (Social Security Number) _____________________________________________

Information on Beneficial Owners: Please list below, or on Annex I to this Letter of Transmittal, each state or foreign jurisdiction of residence of the beneficial owners for whom you are submitting the form (if Shares are held in "street name").

States and foreign jurisdictions of residence of beneficial owners: ___________________________________________

If I am submitting this Letter of Transmittal and the related documents on behalf of one or more customers who are the beneficial owners of the Shares being tendered, I represent that my communications with such customers has complied with all applicable laws and regulations.

I hereby certify that the information above is correct and accurate and, if applicable, that I am the registered and authorized holder and signatory under the Singapore Account described on Annex II to this Letter of Transmittal, if required.

I also represent that:

(1)  if my tender of Shares and receipt of Portfolio Securities, if any, has been executed through a broker-dealer, that broker-dealer (i) is licensed in the jurisdiction in which I reside and (ii) did not exercise trading authority or control over my decision to participate in this Offer (i.e., I instructed my broker to submit my Shares);

(2)  none of the Fund, its board of directors, its investment manager, nor any issuer of Portfolio Securities has made any recommendations regarding my participation in the Offer and none has recommended my receipt of Portfolio Securities, if any, in exchange for Shares, either directly or in a manner that would bring their recommendations to my attention; and

(3)  the Fund has not, in connection with this Offer, volunteered information to me concerning the issuers of Portfolio Securities.

Record Holder Name: _____________________________________________________________________________________

Signature: _______________________________________________________________________________________________

Date: ___________________________________________________________________________________________________

NOTE: SIGNATURE(S) MUST BE PROVIDED BELOW INSTRUCTIONS
Forming Part of the Terms and Conditions of the Offer

1.  Guarantee of Signatures. No signature guarantee is required on this Letter of Transmittal (a) if this Letter of Transmittal is signed by the registered holder(s) of Shares tendered for purchase (including, for purposes of this document, any participant in the book entry transfer facility of The Depository Trust Company ("DTC") whose name appears on DTC's security position listing as the owner of Shares); or (b) if such Shares are tendered for purchase for the account of a firm (an "Eligible Institution") which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a Stock Transfer Association approved medallion program (such as STAMP, SEMP or MSP). In all other cases, all signatures on this Letter of Transmittal must be guaranteed by an Eligible Institution. See Instruction 5.

2.  Delivery of Letter of Transmittal and Certificates; Guaranteed Delivery Procedures. This Letter of Transmittal is to be used only (a) if Shares are to be forwarded with this Letter of Transmittal; (b) if uncertificated Shares held by the Fund's transfer agent pursuant to the Fund's dividend reinvestment plan are to be tendered for purchase; or (c) if transfers of Shares tendered for purchase are to be made by book entry transfer to the account maintained by the Depositary according to the procedure set forth in Section 5 of the Offer to Repurchase. If transfers of Shares tendered for purchase are to be made by book entry transfer, the Stockholder must also complete the DTC Delivery Election Form included with the materials.

Certificates for all physically tendered Shares or confirmation of a book-entry transfer in the Depositary's account at DTC of Shares tendered by book-entry transfer, together, in each case, with a properly completed and duly executed Letter of Transmittal or facsimile thereof with any required signature guarantees, and any other documents required by this Letter of Transmittal should be mailed or delivered to the Depositary at the appropriate address set forth herein and must be received by the Depositary prior to 11:59 p.m., New York City time, on the Expiration Date. Stockholders whose certificates are not immediately available or who cannot deliver Shares and all other required documents to the Depositary prior to 11:59 p.m., New York City time, on the Expiration Date, or whose Shares cannot be delivered on a timely basis pursuant to the procedures for book entry transfer prior to the Expiration Date, may submit their Shares by or through any Eligible Institution by properly completing and duly executing and delivering a Notice of Guaranteed Delivery (or facsimile thereof), which must be received by the Depositary prior to the Expiration Date, and by otherwise complying with the guaranteed delivery procedures set forth in Section 5, "Procedure for Participating in the Offer," of the Fund's Offer to Repurchase. Pursuant to such procedures, the certificates for all physically tendered Shares, or confirmation of book entry transfer, as the case may be, as well as a properly completed and duly executed Letter of Transmittal, including (except with respect to Small Tenderers and Signors submitting this Letter of Transmittal on behalf of beneficial owners who are each Small Tenderers) a properly completed and duly executed "Supplemental Form for Receipt of Portfolio Securities" attached as Annex II to this Letter of Transmittal, and all other documents required by this Letter of Transmittal must be received by the Depositary by 5:00 p.m., New York City time, on the third business day after receipt by the Depositary of a properly completed and duly executed Notice of Guaranteed Delivery, all as provided in Section 5, "Procedure for Participating in the Offer," of the Fund's Offer to Repurchase.

THE METHOD OF DELIVERY OF SHARE CERTIFICATES, THIS LETTER OF TRANSMITTAL, AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH ANY BOOK ENTRY TRANSFER FACILITY, IS AT THE OPTION AND SOLE RISK OF THE STOCKHOLDER PRESENTING SHARES FOR PURCHASE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

Delivery will be deemed made only when actually received by the Depositary. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. Stockholders have the responsibility to cause their Shares (in proper certificated or uncertificated form), this Letter of Transmittal (or a photocopy bearing original signature(s) and any required signature guarantees), and any other documents required by this Letter of Transmittal to be delivered in accordance with the Offer.

The Fund will not accept any alternative, conditional or contingent tenders. All stockholders, brokers, dealers, commercial banks, trust companies and other nominees, by execution of this Letter of Transmittal (or photocopy hereof), waive any right to receive any notice of the acceptance of their request for purchase.

3.  Lost Certificates. In the event that any Stockholder is unable to deliver to the Depositary the Fund certificate(s) representing his, her or its Shares due to the loss or destruction of such certificate(s), such fact should be included on the face of this Letter of Transmittal. In such case, the Stockholder should also contact American Stock Transfer & Trust Company, the Fund's transfer agent (the "Transfer Agent"), at 866-669-9903 to report the lost or destroyed securities. The Transfer Agent will forward additional documentation which such Stockholder must complete in order to effectively surrender such lost or destroyed certificate(s) (including affidavits of loss and indemnity bonds in lieu thereof). There may be a fee in respect of lost or destroyed certificates, but surrenders hereunder regarding such lost certificates will be processed only after such documentation has been submitted to and approved by the Transfer Agent.

4.  Inadequate Space. If the space provided in any of the above boxes is inadequate, the necessary information should be listed on a separate schedule signed by all of the required signatories and attached to the Letter of Transmittal.

5.  Signatures on Letter of Transmittal, Authorizations, and Endorsements. If this Letter of Transmittal is signed by the registered holder(s) of the Shares tendered for purchase, the signature(s) must correspond with the name(s) as written on the face of the certificate(s) without alteration, enlargement or any change whatsoever.

If any of the Shares tendered for purchase are owned of record by two or more joint owners, all of the owners must sign this Letter of Transmittal. If any of the Shares tendered for purchase are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letter of Transmittals as there are different registrations of certificates.

If this Letter of Transmittal or stock powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Fund of their authority to act in such a fiduciary or representative capacity must be submitted. "Satisfactory" evidence is in the sole discretion of the Fund.

If the Letter of Transmittal is signed by the registered holder(s) of the Shares listed and transmitted hereby, no endorsements of certificates or separate stock powers are required unless payment is to be made to, or certificates for Shares which are not purchased are to be issued in the name of, a person other than the registered holder(s), in which case the endorsements or signatures on the stock powers, as the case may be, must be signed exactly as the name(s) of the registered holder(s) appear(s) on the certificates. Signatures on such certificates must be guaranteed by an Eligible Institution. See also Instruction 1.

If this Letter of Transmittal is signed by a person other than the registered holder(s) of the certificate(s) listed, the certificate(s) must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear(s) on the certificate(s) for such Shares. Signatures on such certificates or stock powers must be guaranteed by an Eligible Institution. See also Instruction 1.

6.  Transfer Taxes on Shares. There are no transfer taxes related to the Offer. However, the Offer will generally be a taxable transaction for income tax purposes.

7.  Irregularities. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Shares tendered for purchase will be determined by the Fund, in its sole discretion, and the Fund's determination shall be final and binding. The Fund reserves the absolute right to reject any or all Shares tendered for purchase determined not to be in appropriate form or to refuse to accept for payment, purchase or pay for any Shares if, in the opinion of the Fund's counsel, accepting, purchasing or paying for the Shares would be unlawful. The Fund also reserves the absolute right to waive any of the conditions of the Offer in whole or in part, or any defect in any tender, whether generally or with respect to any particular Share(s) or Stockholder(s). Unless waived, any defects or irregularities in connection with a tender must be cured within such time as the Fund shall determine. Tenders will not be deemed to have been made until all defects and irregularities have been cured or waived. The Fund's interpretations of the terms and conditions of the Offer (including these instructions) shall be final and binding.

NONE OF THE FUND, THE FUND'S INVESTMENT MANAGER, THE DEPOSITARY, THE INFORMATION AGENT, NOR ANY OTHER PERSON IS OR WILL BE OBLIGATED TO GIVE ANY NOTICE OF DEFECTS OR IRREGULARITIES, OR WAIVERS OF DEFECTS OR IRREGULARITIES IN TENDERS, AND NONE OF THEM SHALL INCUR ANY LIABILITY FOR FAILURE TO GIVE ANY SUCH NOTICE; INCLUDING, WITHOUT LIMITATION, WITH RESPECT TO THE AUTHORIZATION INSTRUCTIONS FORM AND NECESSARY TAX INFORMATION.

8.  Questions and Requests for Assistance and Additional Copies. Questions and requests for assistance may be directed to the Information Agent, The Altman Group, by telephoning 800-591-8254 (toll free) or 212-400-2605 (collect call). Requests for additional copies of the Offer to Repurchase and this Letter of Transmittal may also be directed to the Information Agent. Stockholders who do not own Shares directly may also obtain such information and copies from their broker, dealer, commercial bank, trust company or other nominee. Stockholders who do not own Shares directly are required to present their Shares for purchase through their broker, dealer, commercial bank, trust company or other nominee and should NOT submit this Letter of Transmittal to the Depositary. The Information Agent will also provide Stockholders, upon request, with a Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding (W-8BEN) or a Certificate of Foreign Person's Claim That Income Is Effectively Connected With the Conduct of a Trade or Business in the United States (W-8ECI).

9.  Backup Withholding Tax. Each U.S. Stockholder tendering Shares who has not already submitted a correct, completed and signed Form W-9 to the Fund, or does not otherwise establish an exemption from withholding must notify the Depositary of his/her correct taxpayer identification number ("TIN") (or certify that he/she/it is awaiting a TIN) and provide certain other information by completing and providing to the Depositary the Substitute Form W-9 provided under "Important Tax Information" below. Certain U.S. stockholders (including, among others, corporations which certify their status as such) are not subject to these backup withholding requirements. Failure either to provide the information on the form or to make the certification in Part 2 of the form will result in a defective tender and the Fund will be unable to purchase the stockholders' tendered Shares.

10.  Withholding for Non-U.S. Stockholders. Each Non-U.S. Stockholder (as defined in the Offer to Repurchase) tendering Shares who has not already submitted the appropriate correct, completed and signed Form W-8 to the Fund must complete a Form W-8BEN or Form W-8ECI and provide it to the Depositary. Failure to provide the appropriate Form W-8 will result in a defective tender and the Fund will be unable to purchase the Stockholders' tendered Shares.

In order to participate in the Offer, a Non-U.S. Stockholder must deliver to the Depositary a properly completed and executed IRS Form W-8BEN or IRS Form W-8ECI prior to the Expiration Date. For those stockholders, a copy of Form W-8BEN or Form W-8ECI is available upon request. In order to obtain an exemption from withholding on the grounds that the gross proceeds paid pursuant to the Offer are effectively connected with the conduct of a trade or business within the United States, a Non U.S. Stockholder must deliver to the Depositary a properly completed and executed IRS Form W-8 ECI. Otherwise, a Non U.S. Stockholder generally must deliver to the Depository a properly completed and executed IRS Form W-8BEN. The Depositary will determine a Stockholder's status as a Non U.S. Stockholder and eligibility for a reduced rate of, or exemption from, withholding by reference to any outstanding certificates or statements concerning eligibility for a reduced rate of, or exemption from, withholding (e.g., IRS Forms W-8BEN or W-8ECI) unless facts and circumstances indicate that such reliance is not warranted. The Fund will generally withhold 30% of the proceeds otherwise payable to a Non U.S. Stockholder. A Non-U.S. Stockholder may be eligible to obtain a refund from the Internal Revenue Service of all or a portion of any tax withheld if such Stockholder satisfies certain requirements or is otherwise able to establish that no tax or a reduced amount of tax is due. Non U.S. Stockholders are urged to consult their own tax advisers regarding the application of federal income tax withholding, including eligibility for a withholding tax reduction or exemption, and the refund procedure.

11.  Owners of Fewer than 100 Shares. As described in Section 1, "Terms of the Offer; Expiration Date" of the Offer to Repurchase, the Fund may, in its discretion, accept all Shares tendered by stockholders who own fewer than 100 Shares and tender all their Shares for purchase in this Offer, before pro-rating the Shares tendered by other stockholders. This preference will not be available unless the item captioned "Owners of Fewer than 100 Shares" is completed.

IMPORTANT: THIS LETTER OF TRANSMITTAL, OR FACSIMILE HEREOF BEARING ORIGINAL SIGNATURE(S), PROPERLY COMPLETED AND DULY EXECUTED, TOGETHER WITH ANY REQUIRED SIGNATURE GUARANTEES, SHARES (IN PROPER CERTIFICATED OR UNCERTIFICATED FORM), AND ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE DEPOSITARY, OR A PROPERLY COMPLETED AND EXECUTED NOTICE OF GUARANTEED DELIVERY MUST BE RECEIVED BY THE DEPOSITARY, ON OR PRIOR TO THE EXPIRATION DATE.

The acceptance of Shares by the Fund for payment will constitute a binding agreement between the Stockholder tendering Shares for purchase and the Fund, upon the terms and conditions of the Offer.

IMPORTANT TAX INFORMATION

THE FEDERAL INCOME TAX DISCUSSION SET FORTH IN INSTRUCTIONS 8, 9 AND 10 ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY. ALL STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISERS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE OFFER AND ARE ALSO URGED TO REVIEW SECTION 14 OF THE OFFER TO REPURCHASE.

SUBSTITUTE FORM W-9 OR FORM W-8

Under the U.S. federal income tax laws, the Depositary may be required to withhold 28% of the amount of any payment made to certain holders pursuant to the Offer. In order to participate in the Offer and avoid such backup withholding, each tendering U.S. Stockholder must provide the Depositary with such U.S. Stockholder's correct TIN by completing the Substitute Form W-9 set forth below. In general, if a Stockholder is an individual, the TIN is the Social Security number of such individual. If the Depositary is not provided with the correct TIN, the Stockholder may be subject to a penalty imposed by the Internal Revenue Service. Certain Stockholders (including, among others, corporations which certify their status as such) are not subject to these backup withholding and reporting requirements, but should nonetheless complete a Substitute Form W-9 to avoid possible erroneous backup withholding by filing the form with the Depositary furnishing its TIN and writing "EXEMPT" on the face of the Substitute Form W-9. For further information regarding backup withholding and instructions for completing the Substitute Form W-9 (including how to obtain a TIN if you do not have one and how to complete the Substitute Form W-9 if Shares are held in more than one name), consult the enclosed Guidelines for Certification of Taxpayer Identification Number. Failure to submit information necessary to avoid the 28% backup withholding will be considered a defective tender and the Fund will be unable to purchase the tendered Shares.

In order for a Non-U.S. Stockholder to avoid 30% withholding and participate in the Offer, the Non-U.S. Stockholder must submit a statement to the Depositary signed under penalties of perjury attesting that he/she/it is a Non-U.S. Stockholder. To qualify as an exempt recipient on the basis of foreign status, a Stockholder must submit a properly completed Form W-8BEN or Form W-8ECI, signed under penalties of perjury, attesting to that person's exempt status. A Non-U.S. Stockholder would use a Form W-8BEN to certify that it (1) is neither a citizen nor a resident of the United States, (2) has not been and reasonably does not expect to be present in the United States for a period aggregating 183 days or more during the calendar year, and (3) reasonably expects not to be engaged in a trade or business within the United States to which the proceeds received pursuant to the tender offer would be effectively connected; and would use a Form W-8ECI to certify that (1) it is neither a citizen nor resident of the United States, and (2) the proceeds received pursuant to the tender offer is effectively connected with a U.S. trade or business. A Non-U.S. Stockholder may also use a Form W-8BEN to certify that it is eligible for benefits under a tax treaty between the United States and such foreign person's country of residence.

A STOCKHOLDER SHOULD CONSULT HIS OR HER TAX ADVISER AS TO HIS OR HER QUALIFICATION FOR EXEMPTION FROM THE BACKUP WITHHOLDING REQUIREMENTS AND THE PROCEDURE FOR OBTAINING AN EXEMPTION. IT SHOULD BE NOTED THAT EVEN IF A NON-U.S. STOCKHOLDER WOULD BE EXEMPT FROM BACKUP WITHHOLDING, THEY WOULD NEVERTHELESS GENERALLY BE SUBJECT TO WITHHOLDING ON DIVIDENDS. THE FUND INTENDS TO WITHHOLD 30% (OR A LOWER TREATY RATE) OF THE PROCEEDS OTHERWISE PAYABLE TO NON-U.S. STOCKHOLDERS. SUCH STOCKHOLDERS MAY BE ABLE TO OBTAIN A REFUND FROM THE INTERNAL REVENUE SERVICE.

FAILURE TO COMPLETE SUBSTITUTE FORM W-9 OR THE APPROPRIATE FORM W-8 WILL
CAUSE THE SHARES TO BE DEEMED INVALIDLY TENDERED FOR PURCHASE.

IMPORTANT — SIGN BELOW AND COMPLETE SUBSTITUTE FORM W-9 (BELOW) AS APPLICABLE

The Signor recognizes that, under certain circumstances set forth in the Offer, the Fund may not be required to purchase the Shares tendered for purchase. The Signor understands that certificate(s) for Shares not purchased will be returned to the Signor at the address indicated above. In the case of Shares not evidenced by certificate, the Depositary will cancel the tender as to any Shares not purchased by the Fund.

Any cash representing part or all of the consideration for such of the Shares tendered for purchase as are purchased should be issued to the Signor and mailed to the address indicated below.

All authority conferred or agreed to be conferred by this Letter of Transmittal shall survive the death or incapacity of the Signor and any obligation of the Signor under this Letter of Transmittal shall be binding upon the heirs, personal representatives, successors and assigns of the Signor. Except as stated in the Offer, the Stockholder's tender of Shares for purchase is irrevocable.

The Offer is hereby accepted in accordance with its terms.

__________________________________________________________________________________________________________________

(Signature(s) of Stockholder(s))

Dated: _____________________________ , 2012

(Must be signed by the registered holder(s) exactly as name(s) appear(s) on the Share certificates or on a security position listing or by person(s) authorized to become registered holder(s) by certificates and documents transmitted under this Letter of Transmittal. If signature is by trustees, executors, administrators, guardians, attorneys in fact, agents, officers of corporations or others acting in a fiduciary or representative capacity, please provide the following information. See Instruction 5.)

Name(s): __________________________________________________________________________________________________

__________________________________________________________________________________________________________

  (Please Type or Print)

Capacity (Full Title): ________________________________________________________________________________________

(See Instruction 5)

Address: ________________________________________________________________________________________________

__________________________________________________________________________________________________________

  (Include Zip Code)

Area Codes and Telephone Numbers:

Home: ____________________________________________________________________________________________________

Taxpayer Identification (or Social Security No.) (if applicable): _______________________________________________________

GUARANTEE OF SIGNATURE(S)
(See Instructions 1 and 5)

Authorized Signature: ________________________________________________________________________________________

Name: ____________________________________________________________________________________________________

  (Please Type or Print)

Title: _____________________________________________________________________________________________________

Name of Firm: _____________________________________________________________________________________________________

Address: __________________________________________________________________________________________________

__________________________________________________________________________________________________________

  (Include Zip Code)

Area Code and Tel. No.: __________________________________________________________________

Dated: _____________________________

YOU MUST COMPLETE THE FOLLOWING CERTIFICATION IF YOU WROTE
"APPLIED FOR" ON SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number before payments are made, all reportable payments made to me will be subject to backup withholding.

Signature _________________________________________________________ Date _________________________________

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM WILL RESULT IN A DEFECTIVE TENDER; THE FUND WILL NOT BE ABLE TO PURCHASE YOUR SHARES. PLEASE REVIEW THE "GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER" FOR ADDITIONAL DETAILS.

Annex I to Letter of Transmittal

STATES OR FOREIGN JURISDICTION OF RESIDENCE OF BENEFICIAL OWNERS FOR WHOM YOU ARE SUBMITTING THIS FORM

Please list below the names of each state or foreign jurisdiction in which beneficial owners for whom you are submitting this form reside.

Annex II to Letter of Transmittal

SUPPLEMENTAL FORM FOR RECEIPT OF PORTFOLIO SECURITIES

**NOTE – THIS FORM NEED ONLY BE COMPLETED BY SHAREHOLDERS TENDERING 2,500 OR MORE SHARES IN THE TENDER OFFER.**

Unless the Signor is a Small Tenderer or is submitting this Letter of Transmittal on behalf of beneficial owners who are each Small Tenderers, participation in the Offer is likely to result in the receipt of Portfolio Securities in exchange for Shares and to participate in the Offer Signor must have an account in Singapore capable of holding the Portfolio Securities Signor will receive. Accordingly, unless Signor is a Small Tenderer or is submitting this Letter of Transmittal on behalf of beneficial owners who are each Small Tenderers, completion of this Annex II to the Letter of Transmittal is required as a condition to Participation in the Offer.

The Portfolio Securities representing payment for the Shares purchased will be titled on an interim basis in a separate account with the Fund's sub-custodian in Singapore, The Development Bank of Singapore Limited (the "Sub-Custodian"), for the benefit of the tendering stockholder. The Signor must have established a Singapore Account and provide information with respect to the Singapore Account at the time the Shares are tendered for purchase.

Certain Singaporean securities brokers, dealers, depository agents or other parties may require instructions and information that are in addition to what is currently required by the Fund pursuant to this Offer regarding the Singapore Account in order for such firms to facilitate participation in the Offer. Such Singaporean securities brokers, custodians or depository agents, at which a participating stockholder establishes a Singapore Account, may choose not to accept tender offer proceeds on behalf of participating stockholder clients or may delay acceptance of proceeds until the additional instructions and confirmations are received from their participating stockholder clients.

The Singaporean bank, broker or depository agent designated by the Signor will be responsible for re registration of Portfolio Securities in the Signor's name.

YOU MUST PROVIDE THE INFORMATION REQUESTED BELOW AS WELL AS IN THE "AUTHORIZATION INSTRUCTIONS" FORM IN THIS ANNEX II TO THE LETTER OF TRANSMITTAL. FAILURE TO FURNISH THE INFORMATION REQUESTED REGARDING ACCOUNT INFORMATION WILL RESULT IN AN INCOMPLETE TENDER WHICH WILL MEAN THE FUND CANNOT PURCHASE YOUR SHARES. PLEASE PRINT CLEARLY AND IN CAPITAL LETTERS USING THE BOXES BELOW.

Your Name:

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Name & Telephone No. of Representative (optional):

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Please complete the following ONLY if you have established an account directly with the CDP:

Account Holder Name:

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Personal Identification Number (e.g., identification card or passport number):

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CDP Account Number:

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Please complete the following ONLY if you have established an account with the CDP through a broker, custodian or depository agent:

Account Holder Name:

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Broker, Custodian or Depository Agent Name (in Singapore):

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Broker, Custodian or Depository Agent Address:

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Broker, Custodian or Depository's Local Bank Identifier Code:

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Broker, Custodian or Depository's Institution Bank Identifier Code:

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Securities Account No. with Broker, Custodian or Depository Agent:

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IN ADDITION, YOU MUST ADVISE THE ABOVE-NAMED BANK(S), BROKER(S), OR DEPOSITORY AGENT(S), (IF APPLICABLE) THAT SHARES WILL BE RECEIVED FOR YOUR ACCOUNT(S) FROM THE DEVELOPMENT BANK OF SINGAPORE LIMITED, THE FUND'S SUB-CUSTODIAN IN SINGAPORE.

PORTFOLIO SECURITIES WILL BE REGISTERED IN THE NOMINEE NAME OF THE DELIVERING PARTY. THE SIGNOR, IN CONJUNCTION WITH THE SINGAPOREAN BANK/BROKER, SHALL BE RESPONSIBLE FOR REREGISTERING THE PORTFOLIO SECURITIES.

Information on Beneficial Owners: Please list on Attachment A the number of shares being tendered by each beneficial owner for whom you are submitting the form (if Shares are held in "street name").

The Signor represents that none of the Fund, its investment manager, custodian, Information Agent, or Depositary, or any of their agents or representatives ("Parties") assume any responsibility and/or liability for any errors or deficiencies regarding the Singapore Account. In the event that my Singaporean bank, broker or depository agent does not accept for deposit into my Singapore Account any Portfolio Securities, as mentioned in (2) below for any reason whatsoever, none of the Parties will be held responsible.

I hereby:

(1)  authorize my Singaporean bank, broker or depository agent to provide any required information requested by the Depositary or any of the Fund's agents or representatives, that would allow them to validate the Singapore Account information;

(2)  instruct my Singaporean bank, broker or depository agent to accept for deposit any Portfolio Securities distributed in response to my participation in the Offer;

(3)  acknowledge that the Singaporean counterparty that will transfer to my Singapore Account the Portfolio Securities will be the Sub-Custodian. The Portfolio Securities will be settled through the CDP;

(4)  acknowledge that my Singaporean bank, broker or depository agent will be the party that will confirm to me the transfer of my pro-rata portion of Portfolio Securities into my account; and

(5)  acknowledge that if I do not claim my pro-rata portion of Portfolio Securities, such Portfolio Securities will be held in an account with the Sub-Custodian for my benefit. I further acknowledge that the Fund is not responsible for the investment performance or market exposure of such Portfolio Securities. I further acknowledge that if I do not claim any such Portfolio Securities for an extended period of time, they may be forfeited to government authorities as required by applicable abandoned property, escheat or similar laws, and none of the Fund, its investment manager, its custodian or the Sub-Custodian will be liable to me for such unclaimed Portfolio Securities.

Parties are hereby released from any liability resulting from any communications with my Singaporean bank, broker or depository agent. Additionally, and with respect to the establishment of the Singapore Account with my Singaporean bank, broker or depository agent, I acknowledge that none of the Parties will be held responsible.

Record Holder Name: ________________________________________________________________________________________

Signature: _________________________________________________________________________________________________

Date: _____________________________________

ATTACHMENT A

(to "Annex II to Letter of Transmittal")

NUMBER OF SHARES TENDERED BY EACH BENEFICIAL OWNER FOR WHOM YOU ARE SUBMITTING THIS FORM

Please separately list below the number of Shares being tendered by each of the beneficial owners for whom you are submitting this form.

AUTHORIZATION INSTRUCTIONS
REGARDING THE OFFER BY

THE SINGAPORE FUND, INC.

Name of Record Holder or DTC Participant (if shares held in "street name"):

___________________________________________________________________________________________________________

The Record Holder has delivered to THE COLBENT CORPORATION (the "Depositary") the documentation required whereby the Record Holder has indicated that the Record Holder will be submitting shares of The Singapore Fund, Inc. ("Fund") for purchase by the Fund pursuant to the Fund's offer to purchase Shares ("Offer") in an amount up to 25% of the Fund's issued and outstanding shares of common stock, par value $0.01 per share ("Shares"), in exchange for a pro-rata portion of each of the securities (other than (i) securities that, if distributed, would be required to be registered under the Securities Act of 1933, as amended (the "1933 Act"), (ii) securities issued by entities in countries that restrict or prohibit the holdings of securities by non-residents other than through qualified investment vehicles, or whose distribution would otherwise be contrary to applicable local rules and regulations, and (iii) certain portfolio assets, such as derivative instruments or repurchase agreements, that involve the assumption of contractual obligations, require special trading facilities, or can only be traded with the counterparty to the asset) held in the Fund's investment portfolio ("Portfolio Securities"), subject to adjustment for fractional shares and Odd Lots (as defined in the Offer to Repurchase), and cash held in the Fund's investment portfolio representing consideration equal to 99% of the net asset value per Share determined as of the close of the regular trading session of the New York Stock Exchange ("NYSE") on the business day immediately following the Expiration Date (as defined in the Offer to Repurchase) of the Offer.

As a condition to participation in the Offer, Fund stockholders, other than those tendering fewer than 2,500 Shares, are required to establish a securities account ("Singapore Account") directly or with a bank, broker or depository agent in Singapore, or to have an already existing account in Singapore, information concerning which is provided below as regards the Record Holder's Shares.

Singapore Account:

Your Name:

☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐

Name & Telephone No. of Representative (optional):

☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐

Please complete the following ONLY if you have established an account directly with the CDP:

Account Holder Name:

☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐

Personal Identification Number (e.g., identification card or passport number):

☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐

CDP Account Number:

☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐

Please complete the following ONLY if you have established an account with the CDP through a broker, custodian or depository agent:

Account Holder Name:

☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐

Broker, Custodian or Depository Agent Name (in Singapore):

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Broker, Custodian or Depository Agent Address:

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Broker, Custodian or Depository's Local Bank Identifier Code:

☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐

Broker, Custodian or Depository's Institution Bank Identifier Code:

☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐

Securities Account No. with Broker, Custodian or Depository Agent:

☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐